Exhibit 10.12(a)

Revised Schedule to Severance Agreement

Horace Mann Educators Corporation (“HMEC”) entered into severance agreements with the following persons on the dates shown. These agreements are substantially identical to the one included as Exhibit 10.7 to HMEC’s Annual Report on Form 10-K for the year ended December 31, 2001 except that (1) the multiple of the highest annual compensation received by the employee in the five preceding years used to determine a one-time cash payment is equal to the duration listed below and (2) the specified period during which such employee’s insurance benefits would continue is equal to the duration below, and except as indicated in footnote (a).

Employee	Duration	Agreement Date

Louis G. Lower II (a)	3 years	02-01-2000

Ann M. Caparrós	2.9 years	03-07-1994
Peter H. Heckman	2.9 years	04-10-2000
Paul D. Andrews	2 years	07-02-2001
Bret A. Conklin	2 years	01-14-2002
Dwayne D. Hallman	2 years	01-21-2003
Ricky A. Renner	2 years	07-09-2001
Robert E. Rich	2 years	02-19-2001

(a)	HMEC entered into a severance agreement with Louis G. Lower II as set forth in the Lower Employment Agreement contained in Exhibit 10.12 to HMEC’s Annual Report on Form 10-K for the year ended December 31, 1999.